Exhibit 99.1

TEAOPIA LIMITED

CONTENTS

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of

Teaopia Limited

We have audited the balance sheet of Teaopia Limited as of May 27, 2012 and the related statements of operations, changes in stockholder’s equity and cash flows for the 52 week period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teaopia Limited as of May 27, 2012 and the results of its operations and its cash flows for the 52 week period then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Markham, Canada	Chartered Accountants
August 22, 2012	Licensed Public Accountants

TEAOPIA LIMITED

BALANCE SHEET

(stated in Canadian dollars in thousands, except per share data)

May 27, 2012
Assets
Current assets
Cash and cash equivalents	$124
Accounts receivable	86
Prepaid expenses	32
Inventory	1,528
Other current assets	313

Total current assets	2,083
Property and equipment, net	6,800
Deferred income tax asset	104
Other long term assets	30

Total assets	$9,017

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable	$900
Income taxes payable	81
Deferred revenue	160
Other current liabilities	586

Total current liabilities	1,727
Long-term liabilities
Deferred rent liability	558
Due to related party	5,749

Total long-term liabilities	6,307

Total liabilities	8,034

Commitments and contingencies (Note 9)
Stockholder’s equity
Common stock, $100 par value; unlimited shares authorized as of May 27, 2012; 100 shares issued and outstanding as of May 27, 2012	1
Retained earnings	982

Total stockholder’s equity	983

Total liabilities and stockholder’s equity	$9,017

The accompanying notes are an integral part of these financial statements

TEAOPIA LIMITED

STATEMENT OF OPERATIONS

(stated in Canadian dollars in thousands)

Fiscal Year Ended May 27, 2012
Net sales	$19,198
Cost of goods sold (exclusive of depreciation shown separately below)	9,538

Gross profit	9,660
Selling, general and administrative expense	7,541
Depreciation expense	1,119
Loss on impairment of long-lived assets	746

Income from operations	254
Interest expense, net	247

Income before income taxes	7
Provision for income taxes	10

Net loss	$(3)

The accompanying notes are an integral part of these financial statements

TEAOPIA LIMITED

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

(stated in Canadian dollars in thousands, except share data)

			Retained	Total Stockholder’s
	Common Stock
	Shares	Amount	Earnings	Equity
Balance May 29, 2011	100	$1	$985	$986
Net loss	—	—	(3)	(3)

Balance May 27, 2012	100	$1	$982	$983

The accompanying notes are an integral part of these financial statements

TEAOPIA LIMITED

STATEMENT OF CASH FLOWS

(stated in Canadian dollars in thousands)

Fiscal Year Ended May 27, 2012
Cash flows from operating activities:

Net loss	$(3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	1,119
Loss on impairment of long-lived assets	746
Deferred income taxes	(199)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(287)
Inventory	464
Other assets	126
Accounts payable	369
Income taxes payable	(13)
Deferred rent	271
Other liabilities	(123)

Net cash provided by operating activities	2,470

Cash flows from investing activities:
Purchase of property and equipment	(2,024)

Net cash used in investing activities	(2,024)

Cash flows from financing activities:
Proceeds from related party loan	7,440
Payments on related party loan	(7,762)

Net cash used in financing activities	(322)

Net increase in cash and cash equivalents	124
Cash and cash equivalents, beginning of fiscal year	—

Cash and cash equivalents, end of fiscal year	$124

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$222

The accompanying notes are an integral part of these financial statements

TEAOPIA LIMITED

Notes to the Financial Statements

(stated in Canadian dollars in thousands)

1.	Business and Summary of Significant Accounting Policies

Nature of Business

Teaopia Limited (the “Company” or “Teaopia”), a corporation operating under the provisions of the Ontario Business Corporations Act, owns and operates retail stores specializing in loose-leaf teas and tea accessories. The Company offers its products through 46 Company-owned stores throughout Canada, as well as through its website, www.teaopia.ca.

Fiscal Year

The Company reports on a 52 or 53 week fiscal year ending on the last Sunday in May of each year. These financial statements include 52 weeks in the year ended May 27, 2012 (“fiscal 2012” or “2012”).

Seasonality

Teaopia’s business is seasonal and has historically realized a higher portion of the Company’s net sales, net income and operating cash flows around the third fiscal quarter due to the holiday selling season.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on certain assumptions that they believe are reasonable in the circumstances, and actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash on deposit with banks, financial instruments with original maturities of three months or less and credit and debit card transactions in transit. Credit and debit card transactions are typically paid to the Company one business day subsequent to the sale of goods. Amounts due from credit and debit card transactions totaled approximately $128 as of May 27, 2012.

Concentration of Credit Risk

The Company places its cash with high credit quality financial institutions. The credit risk is the amount on deposit in excess of federally insured limits under the Canada Deposit Insurance Corporation (“CDIC”). The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risks on cash since its deposits are maintained with CDIC insured depository institutions and the at risk amount generally is minimal.

TEAOPIA LIMITED

Notes to the Financial Statements

(stated in Canadian dollars in thousands)

Vendor Concentration

The percentage of inventory purchased from the Company’s top three vendors for fiscal 2012 was 29%, 15% and 13%, respectively.

Inventory

The Company’s inventories are stated at the lower of cost or market based on the weighted average and replacement cost of goods, respectively. Inventories are valued by the aggregation of all costs to purchase and bring the goods to their final location and condition for sale. The Company records inventory purchases when title and risk of loss transfers to the Company, which is generally at the time they are delivered to the carrier for shipment to Teaopia.

The Company reviews its inventory to identify and record reserves for obsolete inventory and inventory shrinkage at each reporting date. The inventory reserve as of May 27, 2012 was approximately $42.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Expenditures for replacement property and equipment are capitalized, and the replaced items are disposed. When property and equipment is retired, sold, or otherwise disposed, the resulting gain or loss is recognized in selling, general and administrative expense in the Company’s statement of operations. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which generally range from three to ten years. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the assets or the lease term.

Life

Furniture, fixtures & equipment	3 to 8 years
Leasehold improvements	Lesser of asset life or life of lease, generally 5 to 10 years

Revenue Recognition

Revenue from the sale of the Company’s products is recognized upon customer receipt of the product when collection of the associated receivables is reasonably assured, persuasive evidence of an arrangement exists, the sales price is fixed and determinable and ownership and risk of loss have been transferred to the customer, in accordance with Accounting Standards Codification (“ASC”) 605-10-S25, Revenue Recognition- Overall (“ASC 605”), which is generally at the point of sale. Sales are recognized in revenue upon the delivery of product to customers if in stores, or upon the shipment of products to customers if purchased through the Company’s ecommerce website. Amounts related to shipping and handling that are billed to customers are recognized in net sales and the related direct costs of the sales process are reflected in cost of goods sold. Sales are presented net of estimated returns and any taxes collected from customers and remitted to governmental authorities.

Additionally, the Company sells gift cards with no expiration dates or administration fees. The Company recognizes income from gift cards when they are redeemed by the customer. The Company also recognizes income from unredeemed gift cards (“gift card breakage”) when it determines that the likelihood of the gift card being redeemed by the customer is remote. The Company recognizes revenue from gift card breakage based on historical redemption rates. During fiscal 2012, the Company recognized $42 in gift card breakage revenue. Revenue from gift card breakage is included in net sales within the statement of operations. The deferred revenue attributable to gift cards at May 27, 2012 was approximately $160.

TEAOPIA LIMITED

Notes to the Financial Statements

(stated in Canadian dollars in thousands)

Cost of Goods Sold

Cost of goods sold includes the direct costs of our products, freight and shipping costs, distribution center costs and occupancy costs for stores in operation. Cost of goods sold excludes depreciation expense.

Selling, General and Administrative Expense

Selling, general and administrative expense consists primarily of store operating expenses, store pre-opening expenses and other administrative expenses. Store pre-opening costs are expensed as incurred.

Accrued Compensated Absences

The Company provides its employees with paid leave that varies in duration based on years of service. After one year of service, the Company grants leave to all full-time employees. The Company accrues the value of the leave over the year in which the employees’ services are performed. The Company does not provide for the carryover of any unused balances beyond twelve months of each participant’s start date. The Company had approximately $146 accrued for paid leave as of May 27, 2012, which is included within current liabilities in the balance sheet.

Leases

The Company has operating lease agreements with various Canadian landlords. These agreements generally contain scheduled rent increases. The Company recognizes lease expense on a straight-line basis over the term of the occupancy of the lease, beginning when the Company is granted possession of the leased property. Tenant improvement allowances received from landlords are recorded as deferred rent and pro-ratably amortized over the lease term as a reduction of rent expense.

Marketing and Advertising Costs

Advertising costs consist primarily of advertising expense associated with the Company’s stores and is expensed as incurred. Total advertising expense was approximately $90 for fiscal 2012, and is included in selling, general and administrative expense in the statement of operations.

TEAOPIA LIMITED

Notes to the Financial Statements

(stated in Canadian dollars in thousands)

Income Taxes

The Company’s income tax policy is to record the estimated future tax effects of temporary differences between the tax bases of the recorded assets and liabilities, as well as operating loss and tax credit carry-forwards. The value of the Company’s deferred tax assets assumes that the Company will be able to generate sufficient future taxable income in applicable tax jurisdictions, based on the Company’s estimates and assumptions. The Company has concluded that a valuation allowance for deferred tax assets is not necessary as of May 27, 2012.

The calculation of income tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. The Company also makes a provision for uncertain income tax positions in accordance with ASC Topic No. 740 – Accounting for Income Taxes (“ASC 740”). The impact of an uncertain income tax position on an income tax return must be recognized as the largest amount that has a greater than 50% cumulative probability to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has a less than 50% likelihood of being sustained. The new threshold and measurement attributes prescribed by the Financial Accounting Standards Board (“FASB”) will continue to require significant judgment by management. The Company records interest and penalties, if any, associated with the provision for income taxes in the statement of operations.

Fair Value Measurements

The Company has adopted the provisions of ASC Topic No. 820, Fair Value Measurements and Disclosures (“ASC 820”), for fair value measurements of financial assets and financial liabilities. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a framework for measuring fair value and expands disclosures regarding fair value measurements. The Company uses financial instruments in the normal course of its business. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate each of their fair values due to the short-term maturities of these assets and liabilities.

Accounting Pronouncements Not Yet Adopted

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04-Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”) (“ASU 2011-04”), which amends ASC Topic No. 820- Fair Value Measurements. This update was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and IFRS. This standard update also changes certain fair value measurement principles and enhances disclosure requirements particularly for Level 3 fair value measurements. The Company will adopt ASU 2011-04 in fiscal 2013 and does not expect such adoption to have a significant impact on the Company’s results of operations, financial condition or disclosures.

In September 2011, the FASB issued ASU No. 2011-08-Intangibles: Goodwill and Other (“ASU 2011-08”). ASU 2011-08 provides companies the option to perform a qualitative assessment to first evaluate whether the fair value of a reporting unit is less than its carrying value for purposes of the annual goodwill impairment test. If an entity determines it is more likely than not that the fair value of a reporting unit is less than the carrying value, then performing the two-step impairment test is necessary. The Company will adopt ASU 2011-08 in fiscal 2013, and such adoption is not expected to have a significant impact on the Company’s results of operations, financial condition or disclosures.

TEAOPIA LIMITED

Notes to the Financial Statements

(stated in Canadian dollars in thousands)

The FASB issues ASUs to amend the authoritative literature in the related ASC. There have been a number of ASUs to date that amend the original text of the ASC. Except for the ASUs listed above, those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, or (iii) are not applicable to the Company. Additionally, there were various other accounting standards and interpretations issued during fiscal 2012 that the Company has not yet been required to adopt, none of which is expected to have a material impact on the Company’s financial statements and the notes thereto going forward.

2.	Property and Equipment

Property and equipment consists of the following:

May 27, 2012
Leasehold improvements	$7,981
Equipment	1,716

9,697
Less—Accumulated depreciation	(2,897)

Property and equipment, net	$6,800

Depreciation expense was $1,119 for fiscal 2012.

3.	Impairment of Long-lived Assets

The Company evaluates the carrying value of its long-lived assets, which consists primarily of property and equipment in company-owned stores and at the corporate headquarters, whenever events and circumstances, such as unplanned negative cash flows, indicate that the carrying value of the asset or asset group may not be recoverable. The carrying value is considered to be impaired when the estimated undiscounted cash flows from this asset or asset group is less than their carrying value. If circumstances indicate impairment, a loss equal to the amount by which the carrying value exceeds the fair value of the long-lived assets is recognized and recorded.

During fiscal 2012, impairment charges of approximately $746 were recorded. These charges were primarily the result of poor financial performance at certain stores, which resulted in the write-down of equipment and leasehold improvements at these locations. Estimated undiscounted future cash flows for each store were based on historical cash flows after applying growth assumptions and were projected through the remainder of each store’s lease term or useful life. The fair value estimates used to determine the amount of impairment are considered Level 3 estimates and were derived primarily from discounting estimated future cash flows for these stores using data from the perspective of a market participant in valuing these assets. The risk-adjusted rate of return used to discount these cash flows ranged from 10% to 15%.

4.	Operating Line of Credit and Long-term Debt

On July 22, 2011, the Company and its 100% stockholder, Mister Keys Limited (the “Stockholder”), as joint parties, entered into a banking agreement with Bank of Nova Scotia, which provided for an operating line of credit and two revolving term loans (in aggregate, the “Credit Facility”). The operating line of credit provided for borrowings up to $2,000 and the revolving term loans provided for borrowings up to $1,000 each, by way of direct advances. Cash advances on the operating line of credit and revolving term loans have historically beared interest at the bank’s prime lending rate plus 0.50% and 1.00%, respectively. The Credit Facility was secured by a general security agreement over all of the present and future property of both Teaopia and the Stockholder, assignment of insurance and a letter of undertaking from both entities to maintain loans payable to stockholders and related parties to ensure all conditions of the Credit Facility are maintained. The Credit Facility was closed on March 31, 2012. As such, there were no amounts outstanding under the Credit Facility as of May 27, 2012.

TEAOPIA LIMITED

Notes to the Financial Statements

(stated in Canadian dollars in thousands)

5.	Common Stock and Stockholder’s Equity

The Company’s articles of incorporation provide the authority for the issuance of an unlimited number of shares of common stock and Class A and B preferred stock. As of May 27, 2012, there were 100 shares of common stock outstanding and no shares of the Class A and B preferred stock outstanding. Each share of common stock entitles the holder to one vote, and in the event of dissolution or winding up of the Company, the holders of common stock are entitled to share in the assets remaining after the payment of liabilities. The shares of Class A and B preferred stock are non-voting, non-cumulative, redeemable and retractable and may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

6.	Leases

The Company has entered into operating leases for its stores, distribution center and corporate office. Initial lease terms for stores are generally up to ten years, inclusive of any renewal options. Rent expense for leases with rent escalations is recognized on a straight-line basis over the term of lease. The leases are net leases under which the Company pays the utilities, taxes, insurance and common area maintenance costs. The leases may also provide for both minimum rent payments and contingent rents based on a percentage of sales in excess of specified amounts. In certain cases, the landlord also charges the Company a portion of marketing costs.

Total minimum and contingent rents for fiscal 2012 were as follows:

Minimum rentals	$2,635
Contingent rentals	9

Total	$2,644

Future minimum lease payments for non-cancellable operating leases with an initial term of one year or more as of May 27, 2012 are as follows:

Fiscal Year	Amount
2013	$2,966
2014	2,988
2015	2,975
2016	2,983
2017	2,831
Thereafter	8,382

Total	$23,125

7.	Related Party Transactions

Related party balances in the balance sheet include a related party loan due to the Stockholder and other amounts due to companies in which the Stockholder holds investments. These transactions are considered to be in the normal course of business and are measured at the exchange amount, which is the amount of consideration established at the date of the transaction. The related party loan payable bears interest at a rate of 4.25% and was approximately $4,854 as of May 27, 2012. Interest paid to the Stockholder was approximately $247 during fiscal 2012. The amount due to other related parties was approximately $895 as of May 27, 2012. The amounts due to related parties, including the loan payable to the Stockholder, are unsecured and due on demand with no fixed terms of repayment.

TEAOPIA LIMITED

Notes to the Financial Statements

(stated in Canadian dollars in thousands)

Additionally, certain expenses are allocated to the Company such as payroll, rent and other administrative costs, that are paid on behalf of the Company by the Stockholder. These allocated expenses do not necessarily represent what the actual costs of the Company would be on a stand-alone basis. The total expenses allocated to the Company were approximately $1,472 for fiscal 2012. In addition, the Stockholder charges Teaopia an annual management fee (the “Management Fee”) for certain administrative tasks performed on behalf of the Company by the Stockholder. The Management Fee was approximately $90 for fiscal 2012.

8.	Income Taxes

The significant components of the provision for income taxes are as follows:

Fiscal Year Ended May 27, 2012
Current:	$209
Deferred:	(199)

Total	$10

The Company’s effective tax rate for fiscal 2012 is greater than what would be expected if the statutory rate of 20.54% were applied to income before income taxes primarily due to certain non-deductible expenses, as well as certain provision to return differences.

The deferred income tax assets and liabilities as presented in the accompanying balance sheet consisted of the following amounts:

May 27, 2012
Deferred income tax assets:
Deferred rent liability	$111
Inventory reserve	8

Total deferred income tax assets	119

Deferred income tax liabilities:
Depreciation	(7)

Total deferred income tax liability	(7)

Net deferred income tax assets	$112

Deferred income tax asset, current, net	$8
Deferred income tax asset, non-current, net	104

Net deferred tax assets	$112

In accordance with ASC 740-10, the Company adjusts for unrecognized tax benefits when its judgment changes as of the result of the evaluation of new information. As of May 27, 2012 the Company has no liability with respect to unrecognized tax benefits.

TEAOPIA LIMITED

Notes to the Financial Statements

(stated in Canadian dollars in thousands)

The Company is subject to regulations of the Canadian Revenue Authority, as well as, income tax regulations of multiple provincial regions with varying statues of limitations. The Company’s tax years 2009 through 2012 generally remain subject to examination by various taxing authorities.

9.	Commitments and Contingencies

From time to time in the normal course of business, the Company is involved in legal proceedings. The Company evaluates the need for loss accruals under the requirements of FASB ASC 450 – Contingencies. The Company records an estimated loss for any claim, lawsuit, investigation or proceeding when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. If the reasonable estimate of a probable loss is a range, and no amount within the range is a better estimate, then the Company records the minimum amount in the range as the loss accrual. If a loss is not probable or a probable loss cannot be reasonably estimated, no liability is recorded.

The Company is also subject to other legal proceedings and claims that arise in the ordinary course of business. These include claims arising from “slip and fall” accidents, employment related claims and claims from guests or team members alleging illness, injury or other operational concerns. To date, no claims of these types of litigation, certain of which are covered by insurance policies, have had a material effect on the Company. While it is not possible to predict the outcome of these other suits, legal proceedings and claims with certainty, management does not believe that they would have a material adverse effect on the Company’s financial position and results of operations. As of May 27, 2012, management has not recognized or recorded any contingencies for matters of this nature.

10.	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through August 22, 2012, the date as of when the financial statements were available to be issued and identified the following item:

On June 11, 2012, substantially all of the net assets of the Company were acquired by Teavana Canada, Inc. for approximately $27,707.